Exhibit 99.1

AITX's RAD UK Master Distributor Secures First Order

Initial ROSA-P Order with SARA License Signals Early Commercial Traction in UK Market

Detroit, Michigan, February 5, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced that its UK master distributor, Propertysec, has secured its first order following the distributor's appointment in October 2025. The initial sale includes a ROSA-P™ autonomous security device deployed with a SARA™ (Speaking Autonomous Responsive Agent) agentic AI platform license, reflecting a rapid sales cycle and early commercial execution in the United Kingdom market.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC ASSISTANCE DEVICES
PROPERTYSEC
SECURE
UK Master Distributor Places Initial Order

Artist’s depiction of a RAD ROSA-P autonomous security device deployed at a UK property site, reflecting Propertysec’s initial customer order following its master distributor appointment.

The initial order follows RAD's October 22, 2025 announcement naming Propertysec as its master distributor for the United Kingdom, a strategic move designed to accelerate international adoption through experienced, market-embedded partners. Momentum from the appointment was reinforced last month when Steve Reinharz, CEO/CTO and founder of AITX and RAD, personally met with the Propertysec team in the UK, underscoring senior leadership engagement and commitment to executing RAD's expansion strategy in the region.

"We view this initial order as an early indicator of what is possible with Propertysec in the UK," said Troy McCanna, Chief Revenue Officer and Chief Security Officer of RAD and former FBI Special Agent. "They understand the operational and economic pressures facing property owners and security providers, and they have moved quickly to introduce ROSA-P and SARA where autonomous capability can deliver immediate value. This first deployment sets the foundation for what we believe will be a meaningful and expanding presence in the UK market."

"We moved quickly because the opportunity was clear," said Justin Quigley, Director of Propertysec. "RAD's technology aligns well with the realities of the UK property protection market, and ROSA-P with SARA allows us to deliver an autonomous solution that customers immediately understand and value. Converting our distributor appointment into a live deployment so early reinforces our confidence in the partnership and the demand we are seeing from clients."

The Company expects the United Kingdom to represent a meaningful growth opportunity as Propertysec continues to introduce RAD solutions across its customer base. With the first ROSA-P deployment now underway and SARA licensed from the outset, RAD believes this initial order establishes a foundation for additional deployments as autonomous security solutions gain traction among UK property owners seeking consistent performance and predictable operating economics.

The initial deployment will utilize RAD's ROSA-P platform, a fully self-contained autonomous security solution designed for outdoor environments powered by existing light pole infrastructure. ROSA-P delivers continuous surveillance and intrusion detection, maintaining operation through integrated battery backup systems when external power is interrupted. Its rapid deployment profile and compatibility with common power configurations make it well suited for property protection use cases where immediate coverage and autonomous response are required.

ROSA is a multiple award-winning, compact, self-contained, portable, security and communication solution that can be installed and activated in about 15 minutes. ROSA's AI-driven security analytics include human, firearm, vehicle detection, license plate recognition, responsive digital signage and audio messaging, and complete integration with RAD's software suite notification and autonomous response library. Two-way communication is optimized for cellular, including live video from ROSA's high-resolution, full-color, always-on cameras. RAD has published seven Case Studies detailing how ROSA has helped eliminate instances of theft, trespassing and loitering at construction sites, mobile home parks, retail centers, hospital campuses, multi-family communities across the country.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/